Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of First Equity Properties, Inc. (the “Company”), on Form 10-K for the period ended December 31, 2013, as filed with Securities Exchange Commission on the date hereof (the “Report”), Daniel J. Moos, Director, President and Treasurer of the Company, I and Steven Shelley, Vice President and Secretary of the Company, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 14, 2014

/S/ DANIEL J. MOOS
Daniel J. Moos President & Treasurer

/S/ STEVEN SHELLEY
Steven Shelley Vice President & Secretary